November 8, 2024
Red River Bancshares, Inc.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301

    Re:    Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Red River Bancshares, Inc., a Louisiana corporation (the “Issuer”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof in connection with the offer and sale: (a) by the Issuer of up to $100,000,000 of (i) shares of common stock, no par value (“Common Stock”), of the Issuer, (ii) shares of preferred stock, no par value (“Preferred Stock”), of the Issuer, (iii) depositary shares representing interests in Preferred Stock (“Depositary Shares”) of the Issuer, (iv) debt securities of the Issuer (“Debt Securities”), (v) warrants to purchase Common Stock or Preferred Stock of the Issuer (“Warrants”) and (vi) units consisting of one or more of the foregoing securities referred to in the foregoing clauses (i) through (v), or any combination thereof (“Units” and collectively with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, the “Securities”); and (b) by S3 Dynamics, L.P., a Louisiana limited partnership (“S3 Dynamics”), the John Charles Simpson Jr. Trust (“JCSJ Trust”) and the Angela Katherine Simpson Trust (“AKS Trust” and together with S3 Dynamics and JCSJ Trust, the “Selling Stockholders”) from time to time pursuant to Rule 415 under the Securities Act, of an aggregate of 928,557 shares of Common Stock (the “Selling Stockholder Shares”). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in the Indentures (as defined below).

We have also participated in the preparation of a Prospectus (the “Prospectus”) relating to the Securities and the Selling Stockholder Shares, which is contained in the Registration Statement to which this opinion is an exhibit. The Securities and the Selling Stockholder Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus, if required by the Securities Act.

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Restated Articles of Incorporation of the Issuer (the “Articles of Incorporation”), (ii) the Amended and Restated Bylaws of the Issuer (the “Bylaws” and, together with the Articles of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and the Prospectus, (iv) the form of Indenture for Senior Indebtedness included as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”), to be entered between the Issuer and a trustee named therein (the “Senior Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities, (v) the form of Indenture for Subordinated Indebtedness included as Exhibit 4.4 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, collectively, the “Indentures” and individually, an “Indenture”), to be entered between the Issuer and a trustee named therein (the “Subordinated Trustee” and, together with the Senior Trustee, collectively, the “Trustees” and individually, a “Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities, (vi) originals, or copies certified or otherwise identified, of the records and minute books of the Issuer, as furnished to us by the Issuer, (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Issuer, and (viii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of
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corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Issuer, without further investigation as to the facts set forth therein. In conducting our examination, we have assumed that each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and the legal capacity of all natural persons.

In connection with the opinions hereinafter expressed, we have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) one or more Prospectus Supplements, if required, complying with the requirements of applicable law will have been prepared and filed with the Commission; (iii) all Securities and Selling Stockholder Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement to the Prospectus; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities, and depending on the nature of the offering, the Selling Stockholder Shares, will have been duly authorized and validly executed and delivered by the Issuer, the Selling Stockholders and the other parties thereto; (v) the issuance of the Securities will not violate the Organizational Documents of the Issuer then in effect or any law, regulation, government or court-imposed order, restriction, agreement or instrument then binding on the Issuer; (vi) upon the issuance by the Issuer of any Securities that are Common Stock or Preferred Stock, the total number of shares of Common Stock and Preferred Stock issued and outstanding, respectively, will not exceed the total number of shares thereof that the Issuer is then authorized to issue under its Organizational Documents or reserved for issuance; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

    1.    With respect to shares of Common Stock, when: (a) the Board of Directors of the Issuer (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid, and non-assessable.

    2.    With respect to shares of any series of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the due filing of articles of amendment to the Articles of Incorporation with respect to the series of Preferred Stock (the “Articles of Amendment”) with the Secretary of State of the State of Louisiana; and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or
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exercise as approved by the Board, for the consideration approved by the Board, the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

    3.    With respect to the Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including, if applicable, the adoption of Articles of Amendment relating to Preferred Stock underlying the Depositary Shares and the filing of the Articles of Amendment with the Secretary of State of the State of Louisiana; (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Issuer and the depositary appointed by the Issuer; (c) the shares of Common Stock or Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

4.    With respect to the Debt Securities, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities and the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities, the terms of the offering thereof and related matters; (b) the Issuer, as issuer, and the applicable Trustee have validly executed and delivered the applicable Indenture and the applicable supplement, if any, to such Indenture, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented; (c) the applicable Indenture, as theretofore amended or supplemented, has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (d) the terms of the Debt Securities and their issuance and sale has been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Issuer; and (e) the Debt Securities have been executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture as theretofore amended and supplemented (including by any such supplemental indenture), and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Issuer, upon payment of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

5.    With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Issuer and the warrant agent appointed by the Issuer; and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of the Issuer, upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.
    6.    With respect to the Units, when: (a) the Board has taken all necessary corporate action to authorize and approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters; (b) one or more unit agreements (a “Unit Agreement”), as may be entered into among the Issuer, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units, is entered into in connection with the issuance of such Units and has been duly
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authorized and validly executed and delivered by the Unit Agent and the Issuer; and (c) such Units have been validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Issuer, upon payment of the consideration therefor provided for therein, such Units will be legally issued and constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

7.    The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the federal Laws of the United States or the applicable Laws of the State of New York and the State of Louisiana. Opinions 4, 5 and 6 above are subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree, and with respect to a foreign currency obligation, a United States federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP
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